Exhibit 10.2

STREAMEX CORP. CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into March 16, 2026 (the “Effective Date”) by and between Streamex Corp., a Delaware C-corporation with its principal place of business at 2431 Aloma Avenue Suite 243 Winter Park, FL 32792 (the “Company”), and Groenewald Enterprises LLC, a Florida Limited Liability Company (“Consultant”) (each herein referred to individually as a “Party,” or collectively as the “Parties”).

WHEREAS, the Company desires to retain Consultant as an independent contractor to perform consulting services for the Company, and Consultant is willing to perform such services, on the terms described below.

NOW, THEREFORE, in consideration of the mutual promises and covenants of the Parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto, the Parties agree as follows:

1. Services and Compensation

Consultant shall perform the services described in Exhibit A (the “Services”) for the Company (or its designee), and the Company agrees to pay Consultant the compensation described in Exhibit A for Consultant’s performance of the Services. Consultant shall perform the Services primarily through Ferdinand Groenewald.

2. Confidentiality

A. Definition of Confidential Information. “Confidential Information” means any non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Company, its affiliates or subsidiaries. Notwithstanding the foregoing, Confidential Information shall not include any such information which Consultant can establish (i) was publicly known or made generally available prior to the time of disclosure to Consultant; (ii) becomes publicly known or made generally available after disclosure to Consultant through no wrongful action or inaction of Consultant; or (iii) is in the rightful possession of Consultant, without confidentiality obligations, at the time of disclosure as shown by Consultant’s then- contemporaneous written records.

B. Nonuse and Nondisclosure. During and after the term of this Agreement, Consultant will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Consultant will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) disclose the Confidential Information to any third party without the prior written consent of an authorized representative of Company. Consultant may disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Consultant shall provide prior written notice to Company and seek a protective order or such similar confidential protection as may be available under applicable law. Consultant agrees that no ownership of Confidential Information is conveyed to the Consultant. Without limiting the foregoing, Consultant shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Without the Company’s prior written approval, Consultant shall not directly or indirectly disclose to anyone the existence of this Agreement or the fact that Consultant has this arrangement with the Company. Consultant agrees that Consultant’s obligations under this Section 3.B shall continue after the termination of this Agreement.

C. Other Client Confidential Information. Consultant agrees that Consultant will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or concurrent employer of Consultant or other person or entity with which Consultant has an obligation to keep in confidence. Consultant also agrees that Consultant will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.

D. Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that at all times during the term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

3. Ownership

A. Assignment of Inventions. Consultant agrees that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all right, title and interest in and to the Inventions.

B. Pre-Existing Materials. Subject to Section 4.A, Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Invention or utilizes in the performance of the Services any pre-existing invention, discovery, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or in which Consultant has an interest (“Prior Inventions”), (i) Consultant will provide the Company with prior written notice and (ii) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant will not incorporate any invention, improvement, development, concept, discovery, work of authorship or other proprietary information owned by any third party into any Invention without Company’s prior written permission.

C. Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

D. Maintenance of Records. Consultant agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Consultant (solely or jointly with others) during the term of this Agreement, and for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. Such records are and remain the sole property of the Company at all times and upon Company’s request, Consultant shall deliver (or cause to be delivered) the same.

E. Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Consultant further agrees that Consultant’s obligations under this Section 4.E shall continue after the termination of this Agreement.

F. Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 4.A, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

4. Conflicting Obligations

A. Consultant represents and warrants that Consultant has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement.

B. Consultant shall require all Consultant’s employees, permitted contractors, or other permitted third-parties performing Services under this Agreement to execute a confidential information and assignment agreement in a form no less restrictive than this Agreement, and promptly provide a copy of each such executed agreement to the Company. Consultant’s violation of this Article 5 will be considered a material breach under Section 8.B.

5. Return of Company Materials

Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will immediately deliver to the Company, and will not keep in Consultant’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically- stored information and passwords to access such property, those records maintained pursuant to Section 4.D and any reproductions of any of the foregoing items that Consultant may have in Consultant’s possession or control.

6. Reports

Consultant agrees that Consultant will keep the Company advised as to Consultant’s progress in performing the Services under this Agreement. Consultant further agrees that Consultant will, as requested by the Company, prepare written reports with respect to such progress. The Company and Consultant agree that the reasonable time expended in preparing such written reports will be considered time devoted to the performance of the Services.

7. Representations and Warranties. Each Party represents and warrants to the other Party that:

A. it is duly formed and validly existing in good standing under the laws of the jurisdiction of its formation, if applicable;

B. it/he has the power, authority and legal capacity to enter into and to perform this

Agreement;

C. this Agreement when executed and delivered by it/him will be a legal, valid and binding obligation enforceable against it/him in accordance with its terms;

D. neither the execution and delivery by the Consultant and/or the Company of this Agreement, nor the performance by the Consultant of the Services contemplated hereby, will conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Consultant and/or the Company is a party or by which the Consultant and/or the Company is bound (including any agreements relating to the confidential or proprietary information of a third-party); an

E. it/he agrees to comply with all applicable local, national and international laws, regulations, statutes and ordinances (collectively, the “Applicable Laws”) that are relevant to the performance of its/his obligations under this Agreement. Each Party shall take all necessary actions and measures to ensure its/his activities and services provided under this Agreement are in compliance with Applicable Laws, including, but not limited to, obtaining any required permits, licenses or approvals and maintaining them throughout the term of this Agreement.

F. Consultant has the required skill, experience, and qualifications to perform the Services, Consultant shall perform the Services in a professional and workmanlike manner in accordance with best industry standards for similar services, and Consultant shall devote sufficient resources to ensure that the Services are performed in a timely and reliable manner;

G. Consultant shall perform the Services in compliance with all applicable federal, state, and local laws and regulations, including by maintaining all licenses, permits, and registrations required to perform the Services;

H. the Company will receive good and valid title to all Inventions, free and clear of all encumbrances and liens of any kind; and

I. all Inventions are and shall be Consultant’s original work (except for material in the public domain or provided by the Company) and, to the best of Consultant’s knowledge, does not and will not violate or infringe upon the intellectual property right or any other right whatsoever of any person, firm, corporation, or other entity.

8. Term and Termination

A. Term. The term of this Agreement shall commence on the Effective Date and continue for six (6) months, unless earlier terminated in accordance with Section 8.B; provided, however, that the first three (3) months following the Effective Date shall constitute the “Guaranteed Period” solely for purposes of the Company’s payment obligations set forth in Section 8.B.

B. Termination.

(i) Either the Company or Consultant may terminate this Agreement at any time upon fifteen (15) days’ prior written notice to the other Party.

(ii) Notwithstanding the foregoing, if the Company terminates this Agreement without Cause during the Guaranteed Period, the Company shall remain obligated to pay Consultant the monthly Consulting Fee through the end of the Guaranteed Period.

(iii) The Company may terminate this Agreement immediately for Cause upon written notice to Consultant. For purposes of this Agreement, “Cause” means: (A) Consultant’s material breach of this Agreement that remains uncured for five (5) business days after written notice thereof; (B) fraud, gross negligence, willful misconduct, or illegal conduct by Consultant in connection with the Services; or (C) Consultant’s refusal or continuing inability to perform the Services.

(iv) For the avoidance of doubt, the Guaranteed Period shall apply only in the event of a termination by the Company without Cause during the Guaranteed Period, and shall not apply to any termination by Consultant or any termination by the Company for Cause.

(v) Consultant shall not be obligated to perform Services following the effective date of termination except as mutually agreed in writing.

C. Survival. Upon any termination, all rights and duties of the Company and Consultant toward each other shall cease except as otherwise expressly provided in this Agreement, including any provisions that by their nature are intended to survive termination. The Company shall pay Consultant, within ten (10) days after receipt of Consultant’s final invoice, all unpaid Consulting Fees earned through the effective date of termination, all approved overage fees, all amounts payable pursuant to the Guaranteed Period, if applicable, and all approved reimbursable expenses properly submitted in accordance with this Agreement.

The Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Article 1 of this Agreement; and Article 3 (Confidentiality), Article 4 (Ownership), Section 5.B (Conflicting Obligations), Article 6 (Return of Company Materials), Article 9 (Term and Termination), Article 10 (Independent Contractor Relationship), Article 11 (Representations and Warranties), Article 12 (Indemnification), Article 13 (Noninterference), Article 14 (Limitation of Liability), Article 15 (Arbitration and Equitable Relief), and Article 16 (Miscellaneous) will survive termination or expiration of this Agreement in accordance with their terms.

9. Independent Contractor Relationship

It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company, and nothing in this Agreement shall constitute this Agreement as a joint venture or partnership between Consultant and Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Consultant will not represent that he is an employee of the Company and shall at all times represent that he is independent of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided in Exhibit A.

It is agreed that Company is interested only in the ultimate results of Consultant’s activities pursuant to this Agreement and that Consultant shall have exclusive control over the time and effort invested by Consultant pursuant to this Agreement and the manner and means of Consultant’s performance under this Agreement, provided however, that Consultant shall meet certain deadlines established by the Company from time to time.

Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Company will not withhold any taxes from any compensation paid to Consultant according to this Agreement. It is acknowledged and agreed by the Parties that Company has not, is not and shall not be obligated to make, and that it is the sole responsibility of Consultant to make, in connection with compensation paid to Consultant according to this Agreement, all periodic filings and payments required to be made in connection with any federal, state or local taxes required to be paid, made or maintained.

10. Indemnification

Consultant shall indemnify, defend, and hold harmless Company and its directors, officers, and employees from and against any third-party claims, damages, liabilities, costs, and expenses, including reasonable attorneys’ fees, to the extent arising from: (i) Consultant’s gross negligence, willful misconduct, or fraud in connection with the Services; (ii) Consultant’s material breach of this Agreement; or (iii) Consultant’s knowing infringement or misappropriation of a third party’s intellectual property rights through deliverables created by Consultant specifically for Company under this Agreement.

Company shall indemnify, defend, and hold harmless Consultant and its managers, members, officers, employees, and agents from and against any third-party claims, damages, liabilities, costs, and expenses, including reasonable attorneys’ fees, to the extent arising from: (A) modifications to Consultant’s deliverables made by Company or third parties other than Consultant; (B) Company’s use of deliverables other than as contemplated by this Agreement; or (C) Company’s breach of this Agreement or violation of applicable law.

The indemnified party shall promptly notify the indemnifying party of any claim subject to indemnification, provided that any delay in notice shall relieve the indemnifying party of its obligations only to the extent materially prejudiced thereby. The indemnifying party shall control the defense and settlement of the claim, except that it may not settle any claim imposing liability or obligations on the indemnified party without the indemnified party’s prior written consent, not to be unreasonably withheld.

11. Nonsolicitation

To the fullest extent permitted under applicable law, from the date of this Agreement until twelve (12) months after the termination of this Agreement for any reason (the “Restricted Period”), Consultant will not, without the Company’s prior written consent, directly or indirectly, solicit any of the Company’s employees to leave their employment, or attempt to solicit employees of the Company, either for Consultant or for any other person or entity. Consultant agrees that nothing in this Article 12 shall affect Consultant’s continuing obligations under this Agreement during and after this twelve (12) month period, including, without limitation, Consultant’s obligations under Article 3.

12. Limitation of Liability

EXCEPT FOR LIABILITY ARISING FROM A PARTY’S FRAUD, WILLFUL MISCONDUCT, GROSS NEGLIGENCE, BREACH OF CONFIDENTIALITY OBLIGATIONS, OR INFRINGEMENT OR MISAPPROPRIATION OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, OR FOR LOST PROFITS, LOST REVENUE, OR LOSS OF BUSINESS OPPORTUNITIES, ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER IN CONTRACT, TORT, OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR THE EXCLUDED CLAIMS SET FORTH ABOVE, EACH PARTY’S AGGREGATE LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL NOT EXCEED THE TOTAL FEES PAID OR PAYABLE TO CONSULTANT UNDER THIS AGREEMENT.

13. Arbitration and Dispute Resolution

A. Arbitration. IN CONSIDERATION OF CONSULTANT’S CONSULTING RELATIONSHIP WITH COMPANY, ITS PROMISE TO ARBITRATE ALL DISPUTES RELATED TO CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY AND CONSULTANT’S RECEIPT OF THE COMPENSATION AND OTHER BENEFITS PAID TO CONSULTANT BY COMPANY, AT PRESENT AND IN THE FUTURE, CONSULTANT AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE), WHETHER BROUGHT ON AN INDIVIDUAL, GROUP, OR CLASS BASIS, ARISING OUT OF, RELATING TO, OR RESULTING FROM CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION.DISPUTES WHICH CONSULTANT AGREES TO ARBITRATE, AND THEREBY AGREES TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW. CONSULTANT FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH CONSULTANT.

B. Procedure. CONSULTANT AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”) PURSUANT TO ITS COMMERCIAL ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”). CONSULTANT AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS, PRIOR TO ANY ARBITRATION HEARING. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. CONSULTANT ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. CONSULTANT AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH DELAWARE LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH DELAWARE LAW, DELAWARE LAW SHALL TAKE PRECEDENCE. CONSULTANT FURTHER AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN CHICAGO, ILLINOIS OR NEW YORK COUNTY, NEW YORK, AT STREAMEX’S ELECTION.

C. Remedy. EXCEPT AS PROVIDED BY THE ACT AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN CONSULTANT AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE ACT AND THIS AGREEMENT, NEITHER CONSULTANT NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.

D. Availability of Injunctive Relief. THE PARTIES AGREE THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF ANY AGREEMENT REGARDING INTELLECTUAL PROPERTY, CONFIDENTIAL INFORMATION OR NONINTERFERENCE. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES.

E. Administrative Relief. CONSULTANT UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT CONSULTANT FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE CONSULTANT FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

F. Voluntary Nature of Agreement. CONSULTANT ACKNOWLEDGES AND AGREES THAT IT IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. CONSULTANT FURTHER ACKNOWLEDGES AND AGREES THAT IT HAS CAREFULLY READ THIS AGREEMENT AND THAT CONSULTANT HAS ASKED ANY QUESTIONS NEEDED FOR

CONSULTANT TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT CONSULTANT IS WAIVING ITS RIGHT TO A JURY TRIAL. FINALLY, CONSULTANT AGREES THAT IT HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF CONSULTANT’S CHOICE BEFORE SIGNING THIS AGREEMENT.

14. Miscellaneous

A. Governing Law; Consent to Personal Jurisdiction. This Agreement, for all purposes, shall be construed in accordance with the laws of the State of Delaware without regard to conflicts of law principles. Any legal action permitted by this Agreement to enforce an award or for a claimed breach shall be governed by the laws of the State of Delaware and shall be commenced and maintained solely and exclusively in any state or federal court located in Kent County, Delaware, and both parties irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

B. Assignability. This Agreement will be binding upon Consultant’s assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, Consultant may not sell, assign or delegate or subcontract any rights or obligations under this Agreement without the Company’s prior written consent. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise.

C. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties. Consultant represents and warrants that it is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.

D. Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E. Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

F. Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

G. Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 15.G.

(1)	If to the Company, to:
2431 Aloma Ave Ste 243
Winter Park, FL 32792
Attention: Chief Executive Officer

(2) If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.

H. Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.

I. Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.

(signature page follows)

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the date first written above.

GROENEWALD ENTERPRISES LLC		STREAMEX CORP.

By:	/s/ Ferdinand Groenewald	By:	/s/ Henry McPhie
Name:	Ferdinand Groenewald	Name:	Henry McPhie
Title:	Manager	Title:	CEO

Address for Notice:

Email:

SSN/EIN:

Banking Info:

Streamex Corp. – Consulting Agreement

EXHIBIT A

SERVICES AND COMPENSATION

1.	Contact. Consultant’s principal Company contact:

Name:	Christine Plummer

Title:	CFO

Email:

Phone:

2.	Services. The Services shall consist of the following consulting services:

**A. Financial Reporting and SEC Compliance**

-	SEC periodic filings (10-K, 10-Q, 8-K)

-	Accounting policies and internal controls

-	Earnings releases and investor communications

**B. Audit and External Relations**

-	Support for independent auditor relationships

-	Regulatory and stock exchange interactions

**C. Transition and Knowledge Transfer**

-	Support for incoming CFO or interim finance leadership

-	Orientation of new finance personnel

-	Documentation of institutional knowledge

**E. General Advisory**

-	Budgeting, forecasting, and financial planning

-	Ad hoc requests from the CEO or Board

**F. Availability and Time Commitment**

-	Maximum hours per week: 40 hours, absent written agreement of the parties.

3.	Compensation.

A. Consulting Fee. The Company shall pay Consultant a monthly retainer of $20,000 for Services performed during the term of this Agreement. The monthly retainer shall cover up to forty (40) hours of Services performed in each week. The monthly retainer shall be earned as Services are performed during the applicable month and shall not be subject to discretionary acceptance by Company, provided that Consultant has materially performed the Services contemplated by this Agreement. Consultant shall provide a reasonable summary of hours worked and Services performed with each invoice. For any partial months worked, Consultant shall receive a prorated monthly fee of based on the number of days during a month that this Agreement is effective.

B. Hours Tracking; Overage Billing. Consultant shall maintain records of hours worked and shall provide a summary of hours with each monthly invoice. Consultant must receive written approval to perform more than 160 hours of Services in any calendar month. To the extent Consultant performs in excess of 160 hours in any month, the Consultant and Company shall meet to negotiate a potential increase to Consultant’s compensation for that month.

C. Guaranteed Period. If Company terminates this Agreement without Cause during the Guaranteed Period, Company shall remain obligated to pay Consultant the full monthly Consulting Fee for each month remaining in the Guaranteed Period, without offset or reduction, in accordance with the payment terms below. For the avoidance of doubt, such payments shall not require Consultant to continue performing Services after the effective date of termination unless the Parties otherwise agree in writing.

D. Expenses. Company shall reimburse Consultant for all reasonable out-of-pocket expenses actually incurred in connection with the Services, provided that such expenses are approved in advance in writing by an authorized representative of Company and supported by customary documentation.

E. Invoices; Payment Terms. Consultant shall submit monthly invoices for the Consulting Fee, any approved overage fees, and any approved expenses. Payment terms are net ten (10) days after receipt of invoice. Company shall notify Consultant in writing of any good-faith dispute regarding an invoice within five (5) business days after receipt, and shall timely pay all undisputed amounts when due.

-2-